Exhibit 10.19
Form of Omnibus Compensation Compliance Agreement and Waiver entered by Southwest Bancorp, Inc. and
Rick Green, Kerby E. Crowell, Jerry Lanier, Kimberly G. Sinclair, and Charles H. Westerheide.
Southwest Bancorp, Inc.
Omnibus Compensation Compliance Agreement and Waiver
December 5, 2008
          This agreement (this “Compliance Agreement”) by and among Southwest Bancorp, Inc. (the "Company”), Stillwater National Bank and Trust Company (“SNB”), a national bank and wholly owned subsidiary of the Company, and the undersigned Senior Executive Officer in connection with Section 1.2(d)(iv) of the Securities Purchase Agreement — Standard Terms (the “SPA”) incorporated into the Letter Agreement, dated as of December 5, 2008, between the Company and the United States Department of the Treasury (the “Investor”) (the “Letter Agreement” and, together with the SPA, the "Agreement”).
          Capitalized terms used but not defined herein have the meaning ascribed to them in the Agreement.
          Whereas, the Company desires to participate in the United States Department of the Treasury Capital Purchase Program (the “CPP”) pursuant to the Agreement;
          Whereas, the Federal Emergency Economic Stabilization Act (“EESA) and related regulations impose certain conditions upon participants in the CPP relating to compensation of their Senior Executive Officers.
          Whereas, the undersigned is a Senior Executive Officer of the Company, and is employed by the Company and/or SNB.
          Whereas, the Company intends to employ funds acquired from the sale of securities issued under the CPP for the benefit of the Company, its subsidiaries, and its shareholders.
          Now, therefore, in consideration of the premises hereof, the benefits the undersigned Senior Executive Officers will receive as a result of the Company’s participation in the CPP, and the mutual covenants contained herein, it is agreed as follows:
1.	For so long as the United States Secretary of the Treasury holds any equity or debt position in Southwest, within the meaning of Section 111(b) of EESA and related regulations:
a.	To the extent required by Section 111(b) of EESA, the Senior Executive Officer shall return to the payor(s) any bonus or executive compensation paid by Southwest, SNB, or any of their subsidiaries to the Senior Executive Officer based upon on statements of earnings, gains, or other criteria that have been later proven to be materially inaccurate.

b.	None of the Company, SNB, or any of their subsidiaries, shall make any payment to the Senior Executive Officer that is prohibited by Section 111(b)(2)(c) of EESA, and the Senior Executive Officer hereby voluntarily waives: (A) any and all rights to receive any such payment, and (B) any and all claims against the

Company and its subsidiaries and the officers, directors, employees, and agents of the Company and its subsidiaries thereto with respect to such payment.
2.	It is agreed that Section 18 of the Company’s 1999 Stock Option Plan, and Section 19 of the Company’s 2008 Stock Based Award Plan, each prohibits the issuance of common stock under such plans unless the issuance thereof complies with relevant provisions of law, and that, accordingly, the Company shall not issue common stock pursuant to either such plan in an amount and manner that would cause violation of Section 111(b)(2)(c) of EESA.

3.	In the event that payments pursuant to any agreements, plans, or arrangements would otherwise result in a payment for which the Senior Executive Officer has waived rights pursuant to 1.b. hereof, such payment shall be reduced to equal the maximum amount which may be paid thereunder without exceeding the limits thereof; and, in the event such reduction in payments is necessary, the Senior Executive Officer may determine, in his or her sole discretion, which categories of payments (including, without limitation, the value of benefits or of acceleration of vesting or receipt of benefits or amounts) are to be reduced or eliminated.

4.	Without limitation of the above, the provisions of Section 1(b) and (2) hereof shall be deemed to amend (i) the Southwest Bancorp, Inc. Amended and Restated Severance Compensation Plan, and (ii) any supplemental profit sharing plan or agreement in which the Senior Executive Officer is a participant or a party.
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     IN WITNESS WHEREOF, the undersigned have executed this Compliance Agreement on the date first written above.

SOUTHWEST BANCORP, INC.

By:

Name:
Title:

STILLWATER NATIONAL BANK AND TRUST COMPANY

By:

Name:
Title:

SENIOR EXECUTIVE OFFICER OF SOUTHWEST BANCORP, INC.

Name:
Title:

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